RETIREMENT SYSTEM CONSULTANTS INC.
                              RSI RETIREMENT TRUST

                              AMENDED AND RESTATED
                                SERVICE AGREEMENT


                                  JUNE 1, 2003

     SERVICE AGREEMENT, dated as of the 1st day of June, 2003, between RETIREMENT SYSTEM CONSULTANTS INC., a Delaware corporation (the "Servicer"), and RSI RETIREMENT TRUST, a New York common law trust (the "Trust").

                              W I T N E S S E T H :

     WHEREAS, the Trust is an investment trust exempt from taxation under
Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which has been designed to effectuate pension of profit-sharing plans which are qualified under Section 401(a) of the Code and Individual Retirement Accounts ("IRA's") and

     WHEREAS, such pension and profit-sharing plans and IRA's are eligible to invest their assets in the Trust, and to become unitholders of the Trust (the "Plans"); and

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Board of Trustees of the Trust (the "Trustees") have, on May 22, 2003, approved the execution and adoption of this Agreement by the Trust, as an amendment and restatement of a service agreement entered into as of January 1, 1999; and

     WHEREAS, as part of a 1990 reorganization of the Trust, certain general administrative services, transfer agent and registrar services and services relating to the Plans, including various services with respect to the Employee Retirement Income Security Act of


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1974, as amended ("ERISA"), were "externalized" and performed by the Servicer on behalf of the Trust; and

     WHEREAS, the Trust, in order to ensure the continuity of administration of the Trust, and for certain other reasons, wishes to have the Servicer continue to perform such general administrative, transfer agent and registrar and Plan-related services for the Trust and to act in such capacity in the manner set forth in this Agreement, and the Servicer is willing to act in such capacity in accordance with the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and promise as follows:


     1.   Services To Be Provided.

          In consideration of the compensation to be paid by the Trust to the Servicer pursuant to Section 4 of this Agreement, the Servicer will:

          a. Manage, supervise and conduct the affairs and business of the Trust and matters incidental thereto. In the performance of its duties, the Servicer will comply with the Trust's Agreement and Declaration of Trust, dated as of October 22, 1940, as amended (the "Trust Agreement"), its Rules and Procedures, its Statement of Investment Objectives and Guidelines and its Prospectus, as the same may be amended from time to time, all as delivered to the Servicer (collectively, the "Controlling Documents"). The Servicer will also use its best efforts to safeguard and promote the welfare of the Trust and to comply with other policies which the Trustees may from time to time specify. The Servicer will furnish or provide to the Trust such office space equipment and personnel, and such clerical and back office

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               services, as the Trust may reasonably require in the conduct of its affairs and business, including, without limitation, the general administrative services described on Schedule I attached hereto.

          b. Provide the Trust with all required stock transfer agent and registrar services, including, without limitation, those services described on Schedule II attached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the Controlling Documents and such other reasonable standards of performance as the Trust may from time to time specify, and otherwise in an accurate, timely and efficient manner.

          c. Provide the Trust with Plan-related services, including, without limitation, those services described on Schedule III attached hereto, in order to enable the Trustees to fulfill their duties as trustee/administrator of each of the Plans established under the Trust Agreement.

 2.       Obligations of the Trust.

          The Trust will have the following obligations under this Agreement:

          a. To keep the Servicer continuously and fully informed as to the composition of the Trust's investment portfolio and the nature of all of the Trust's assets and liabilities, and to cause the investment managers of the Trust's funds to cooperate with the Servicer in all matters so as to enable the Servicer to perform its functions under this Agreement.

          b. To furnish the Servicer with any materials of information which the Servicer may reasonably request to enable it to perform its functions under this Agreement.



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         3.   Payment of Fees and Expenses.

          a. The Servicer will pay all of the fees and expenses incurred by it in providing the Trust with the services and facilities described in this Agreement, except as otherwise provided herein.

          b. Notwithstanding any other provision of this Agreement, the Trust will pay, or reimburse the Servicer for the payment of, the following described fees and expenses incurred by or on behalf of the Trust, including, without limitation, such fees and expenses paid to Retirement System Investors Inc., whether or not billed to the Trust, the Servicer or any related entity (hereinafter called "Direct Expenses"):


                 (i) fees and expenses relating to investment advisory services;

                (ii)  fees and expenses of custodians and depositories;

               (iii)  fees and expenses of outside legal counsel;

                (iv)  fees and expenses of independent auditors;

                 (v)  fees and expenses of consultants;

                (vi)  interest charges;

               (vii) all federal, state and local taxes (including, without limitation, stamp, excise, income and franchise taxes);

              (viii) costs of stock certificates and other expenses of issuing and redeeming units;

                (ix)  costs incidental to unitholder meetings;

                 (x) fees and expenses of registering or qualifying units for sale under federal and state securities laws;

                (xi) costs (including postage) of printing and mailing prospectuses, proxy statements and other reports and notices to the Plans and to governmental agencies;

               (xii)  premiums on all insurance and bonds;


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              (xiii)  fees and expenses of the Trustees and expenses incidental to the meetings of the Trustees;

               (xiv) fees and expenses relating to the distribution of units in the Trust under the Act, whether such fees and expenses are paid to Retirement System Distributors Inc. pursuant to the Distribution Agreement, dated August 1, 1993, between Retirement System Distributors Inc. and the Trust, or to any other party pursuant to any other related agreement;

                (xv) fees and expenses paid to any securities pricing organization; and

               (xvi) fees and expenses paid to any third party arising out of any of the Plan-related services described on Schedule III attached hereto.

     4.   Compensation.

          As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at an annual rate of .50%, based on the average daily net assets (the "Assets") of each of the Trust's separately managed investment portfolios for such month.

          In the event that this Agreement terminates on a date other than the end of any calendar month, the fee payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer.

     5.   Reports to the Trustees.

          The Servicer will consult with the Trustees at such times as the Trustees reasonably request with respect to the services provided hereunder, and the Servicer will cause its officers to attend such meetings with the Trustees, and to furnish such oral or written reports to the Trustees, as the Trustees may reasonably request.


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     6.   Term of Agreement.


          This Agreement is effective on the date hereof. This Agreement will remain in full force and effect through December 31, 2003, unless terminated earlier in accordance with its terms, and thereafter from year to year, provided: (a) that such continuance is approved by (i) either a vote of the majority of the Trustees, or a vote of a "majority of the outstanding voting securities" (as defined in the Act) of the Trust and (ii) a majority of the Trustees who are not "interested persons" (as defined in the Act); and (b) the following findings are made by a majority of the Trustees who are not "interested persons" (as defined in the Act): (i) that this Agreement is in the best interests of the Trust and the Plans; (ii) that the services to be performed pursuant to this Agreement are services required for the operation of the Trust; (iii) that the Servicer can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and
          (iv) that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.


     7.   Termination.

          a. This Agreement may be terminated, without the payment of any penalty, by either party hereto on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. Any termination by the Trust will be pursuant to a vote of a majority of the Trustees, or by a vote of a "majority of the outstanding voting securities" (as defined in the Act) of the Trust.

        b. This Agreement will automatically terminate in the event of its "assignment" (as defined in the Act).


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     8.   Standard of Care.

          a. Except as provided in ERISA, the Servicer will be under no liability or obligation to anyone with respect to any failure on the part of the Trustees or any investment manager to perform any of their obligations under the Controlling Documents, or for any error or omission whatsoever on the part of the Trustees or any investment manager.

          b. The Servicer will not be liable for any error of judgment or mistake of law or for any loss caused by the Trust in connection with the matters to which this Agreement relates; provided, however, that the Servicer has acted in the premises with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, and in accordance with such other requirements of ERISA as are applicable generally to fiduciaries under ERISA; provided further, however, that nothing in this Agreement will protect the Servicer against any liability to the Trust to which the Servicer would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder.

     9.   Other Activities of the Servicer.


          Nothing herein contained will limit or restrict the right of the Servicer to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.


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     10.  Notices.


          a. Communications to the Servicer from the Trust or the Trustees shall be addressed to:

               Retirement System Consultants Inc.
               317 Madison Avenue
               New York, NY  10017
               Attention:  President

          b. Communications from the Servicer to the Trust or the Trustees shall be addressed to:

              RSI Retirement Trust
              317 Madison Avenue
              New York, NY  10017
              Attention:  President

          c. In the event of a change of address, communications will be addressed to such new address as designated in a written notice from the Trust or the Trustees or the Servicer, as the case may be. All communications addressed in the above manner and by certified mail or delivered by hand will be sufficient under this Agreement.

     11.  Law Governing.

          This Agreement is governed by the laws of the State of New York (without reference to such State's conflict of law rules).

     12.  Counterparts.

          This Agreement may be executed in counterparts, both of which shall be deemed an original, but which together shall constitute one and the same instrument.


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     13.  Amendment, Waiver, etc.


          No term or provision of this Agreement may be amended, modified or waived without the affirmative vote or action by written consent of the Servicer and the Trust effected in accordance with the Act and
          Section 6. of this Agreement.

     IN WITNESS WHEREOF, the Servicer and the Trust have executed this Agreement, effective as of the date first written above.

                                RETIREMENT SYSTEM CONSULTANTS INC.


                                By: /s/Stephen P. Pollak
                                   ---------------------------------
                                   Name:  Stephen P. Pollak
                                   Title: Vice President and Secretary


                                RSI RETIREMENT TRUST


                                By: /s/William Dannecker
                                   ---------------------------------
                                   Name:  William Dannecker
                                   Title: President and Trustee



     NOTE: ANY AGREEMENT, OBLIGATION OR LIABILITY MADE, ENTERED INTO OR INCURRED
           BY OR ON BEHALF OF RSI RETIREMENT TRUST BINDS ONLY THE TRUST ESTATE, AND NO TRUST PARTICIPANT, TRUSTEE, OFFICER OR AGENT THEREOF ASSUMES OR SHALL BE HELD TO ANY LIABILITY THEREFOR.




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                                                                     Schedule I



                         General Administrative Services


     The Servicer agrees to provide the Trust with all required general administrative services, including, without limitation, the following:

          1.      Office space, equipment and personnel.

          2.      Clerical and back office services.

          3. Bookkeeping, internal accounting, secretarial and other general administrative services.

          4. Preparation of all reports, prospectuses, statements of additional information, proxy statements and all other materials required to be filed or furnished by the Trust under federal and state securities laws.

          5.      Maintaining fund ledgers and determining net asset values.


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                                                                    Schedule II


                            Transfer Agent and Registrar Services


     The Servicer agrees to provide the Trust with all required transfer agent and registrar services, including, without limitation, the following:

          1. Maintaining all unitholder accounts, including processing of new accounts.

          2. Posting address changes and other file maintenance for unitholder accounts.

          3.   Posting all transactions to the unitholder file, including:

               -        Direct purchases
               -        Wire order purchases
               -        Direct redemptions
               -        Telephone redemptions
               -        Wire order redemptions
               -        Draft redemptions
               -        Direct exchanges
               -        Telephone exchanges
               -        Transfers

          4. Quality control reviewing of every transaction before the mailing of confirmations, checks and/or certificates to unitholders.

          5.   Issuing all checks and shipping and replacing lost checks.

          6. Mailing confirmations, checks and/or certificates resulting from transaction requests of unitholders.

          7.   Performing other mailings, including:

               -        Quarterly, semi-annual and annual reports
               -        1099/year-end unitholder reporting
               -        Systematic withdrawal plan payments
               -        Daily confirmations

          8. Answering all service-related telephone inquiries from unitholders, including:



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               -        General and policy inquiries (research and resolve
                        problems)
               -        Fund yield inquiries
               - Taking unitholder processing requests and account maintenance changes by telephone
               -        Submitting pending requests to correspondence
               -        Monitoring online statistical performance of units
               -        Developing reports on telephone activity










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                                                                Schedule III


                              Plan-Related Services


     The Servicer agrees to provide the Trust with certain Plan-related services, including, without limitation, the following:


          1.   Maintaining tax-exempt status of the Trust.

          2. Preparation of amendments to the Trust's Agreement and Declaration of Trust and Rules and Procedures.

          3. Consultation with the Trustees and Hewitt Associates, or such other consultants as may be retained by the Trustees, in assisting the Trustees in setting risk categories for defined benefit plans in the Trust.

          4. Consultation with the Trustees and Hewitt Associates, or such other consultants as may be retained by the Trustees, in assisting the Trustees in determining the asset allocation guidelines between equities and fixed income obligations for defined benefit plans in the Trust.

          5. Consultation with the Trustees and Hewitt Associates, or such other consultants as may be retained by the Trustees, in assisting the Trustees with respect to determining the guidelines for allocation among the Trust's various equity funds and fixed income funds in the Trust.

          6. Consultation with the Trustees and Hewitt Associates, or such other consultants as may be retained by the Trustees, in assisting the Trustees in determining which investment funds of the Trust are suitable for investments made by defined contribution plans.